Exhibit 23.1

              EXHIBIT 23.1:  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Prospectus Supplement of Lehman ABS Corporation relating to the Ocwen Mortgage Loan Asset Backed Certificates, Series 1998-OFS2 of our report dated January 26, 1998, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".



                              /s/Coopers & Lybrand L.L.P.
                              -------------------------------------
                                   Coopers & Lybrand L.L.P.


New York, New York
June 24, 1998